Exhibit 99.1

PRESS RELEASE

Financial Contact:	Media Contact:
Kellie S. Pruitt Chief Financial Officer Healthcare Trust of America, Inc. 480.998.3478 kelliepruitt@htareit.com	Robert Milligan Director of Finance Healthcare Trust of America, Inc. 480.998.3478 robertmilligan@htareit.com

Healthcare Trust of America, Inc. Announces Preliminary Results of its Modified Dutch Auction Tender Offer

Scottsdale, Arizona (July 19, 2012) – Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA”) announced today the preliminary results of its modified “Dutch Auction” tender offer for the purchase of up to $150 million in value of shares of its Class A common stock, par value $0.01 per share (the “Class A Shares”), which expired at 11:59 p.m., New York City Time, on July 18, 2012. HTA announced that it was pleased to process the full amount of the tender offer as initially contemplated and meet the properly tendered requests submitted by tendering stockholders. Wells Fargo Securities, LLC acted as the dealer manager for the tender offer.

Based on the preliminary count by Computershare, Inc., the paying agent for the tender offer, and ARC Advisory Services, LLC, the depositary for the tender offer, a total of 22,864,936 Class A Shares were properly tendered and not properly withdrawn at or below the final purchase price of $10.10 per share, including 1,053,398 Class A Shares that were tendered through notice of guaranteed delivery. Based on this preliminary count, the 22,864,936 Class A Shares properly tendered and not properly withdrawn at or below the final purchase price of $10.10 per share represent approximately 39.9% of HTA’s currently issued and outstanding Class A Shares and approximately 10.0% of HTA’s currently issued and outstanding shares of common stock of all classes.

In accordance with the terms and conditions of the tender offer, and based on the preliminary count by the paying agent and the depositary, HTA will accept for purchase 14,851,485 Class A Shares properly tendered and not properly withdrawn prior to the expiration of the tender offer at a purchase price of $10.10 per share, for an aggregate cost of approximately $150 million, excluding fees and expenses relating to the tender offer. Based on this preliminary count, the 14,851,485 Class A Shares to be accepted for purchase in the tender offer represent approximately 25.9% of HTA’s currently issued and outstanding Class A Shares and approximately 6.5% of HTA’s currently issued and outstanding shares of common stock of all classes. Based on these preliminary numbers, HTA anticipates that, following settlement of the tender offer, it will have approximately 42,519,915 Class A Shares outstanding and an aggregate of 214,372,161 shares of common stock of all classes outstanding.

Due to the oversubscription of the tender offer, based on the preliminary count described above, HTA will accept for purchase on a pro rata basis approximately 65% of the Class A Shares properly tendered and not properly withdrawn at or below the purchase price of $10.10 per Class A Share by each tendering stockholder (other than “odd lot” holders, whose Class A Shares will be purchased on a priority basis).

The number of Class A Shares to be purchased, the purchase price and the proration information are preliminary and subject to change. The preliminary information contained in this press release is subject to confirmation by the paying agent and the depositary and is based on the assumption that all Class A Shares tendered through notice of guaranteed delivery will be delivered within three business days of the expiration of the tender offer. The final number of Class A Shares to be purchased, the final purchase price and the final proration information will be announced following completion of the confirmation process. Payment for the Class A Shares accepted for purchase under the tender offer, and return of all other Class A Shares tendered and not purchased, will occur promptly thereafter.

Investor questions concerning the tender offer may be directed to the dealer manager for the tender offer, Wells Fargo Securities, LLC, at (877) 450-7515 (institutional stockholders), or the depositary for the tender offer, ARC Advisory Services, LLC, at (877) 373-2522 (retail stockholders).

Important Notice

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of HTA.

About Healthcare Trust of America, Inc.

Healthcare Trust of America, Inc. (NYSE: HTA), a publicly traded real estate investment trust, is a fully-integrated, leading owner of medical office buildings. HTA is a full-service real estate company focused on acquiring, owning and operating high-quality medical office buildings that are located on the campuses of nationally recognized healthcare systems in the major U.S. metropolitan areas. Since its formation in 2006, HTA has built a portfolio of properties that totals approximately $2.5 billion based on purchase price and is comprised of approximately 12.4 million square feet of gross leasable area. As of June 30, 2012, HTA’s portfolio consisted of 245 medical office buildings and 19 other facilities that serve the healthcare industry, as well as two portfolios of mortgage loans receivable secured by medical office buildings located in 26 states. For more information on Healthcare Trust of America, Inc., please visit www.htareit.com.

FORWARD-LOOKING LANGUAGE

This press release contains certain forward-looking statements. Forward-looking statements are based on current expectations, plans, estimates, assumptions and beliefs, including expectations, plans, estimates, assumptions and beliefs about HTA, stockholder value and earnings growth.

The forward-looking statements included in this press release are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond HTA’s control. Although HTA believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, HTA’s actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on HTA’s operations and future prospects include, but are not limited to:

•	changes in economic conditions affecting the healthcare property sector, the commercial real estate market and the credit market;

•	competition for acquisition of medical office buildings and other facilities that serve the healthcare industry;

•	economic fluctuations in certain states in which HTA’s property investments are geographically concentrated;

•	retention of HTA’s senior management team;

•	financial stability and solvency of HTA’s tenants;

•	supply and demand for operating properties in the market areas in which HTA operates;

•	HTA’s ability to acquire real properties, and to successfully operate those properties once acquired;

•	changes in property taxes;

•	legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry;

•	fluctuations in reimbursements from third party payors such as Medicare and Medicaid;

•	delays in liquidating defaulted mortgage loan investments;

•	changes in interest rates;

•	the availability of capital and financing;

•	restrictive covenants in HTA’s credit facilities;

•	changes in HTA’s credit ratings;

•	HTA’s ability to remain qualified as a REIT; and

•	The risk factors set forth in HTA’s 2011 Annual Report on Form 10-K for the year ended December 31, 2011 and its quarterly report in Form 10-Q for the quarter ended March 31, 2012.

Forward-looking statements speak only as of the date made. Except as otherwise required by the federal securities laws, HTA undertakes no obligation to update any forward-looking statements to reflect the events or circumstances arising after the date as of which they are made. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included in this press release or that may be made elsewhere from time to time by, or on behalf of, HTA.

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